   As Filed With the Securities and Exchange Commission on October 30, 1998.
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               QLOGIC CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      33-0537669
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


               3545 HARBOR BOULEVARD, COSTA MESA, CALIFORNIA 92626 (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                          EMPLOYEE STOCK PURCHASE PLAN
                                STOCK AWARDS PLAN
                           (Full titles of the plans)

                                   ----------

         Thomas R. Anderson, Vice President and Chief Financial Officer
                               QLogic Corporation
                              3545 Harbor Boulevard
                          Costa Mesa, California 92626
                     (Name and address of agent for service)

                                 (714) 438-2200
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Nick E. Yocca, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                        Proposed Maximum   Proposed Maximum
Title of Securities    Amount To Be      Offering Price        Aggregate         Amount of
 To Be Registered      Registered(1)       Per Share        Offering Price    Registration Fee
===============================================================================================
  Common Stock,
  $0.10 par value     675,000 shares       $86.625(2)      $58,471,875.00(2)     $16,256.00
===============================================================================================

     (1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Employee Stock Purchase Plan (the "Purchase Plan") and the Stock Awards Plan (the "Awards Plan").

     (2) In accordance with Rule 457(h), the aggregate offering price of 300,000 shares of Common Stock registered hereby which the Registrant is authorized to issue under the Purchase Plan and of the additional 375,000 shares which the Registrant is authorized to issue under the Awards Plan is estimated solely for purposes of calculating the registration fee on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on October 26, 1998, which was $86.625 per share.

PAGE 1 OF ___ PAGES                                   EXHIBIT INDEX ON PAGE [__]

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This registration statement relates to both the Stock Awards Plan, as amended ("Awards Plan"), of the Registrant and the Employee Stock Purchase Plan ("ESPP") of the Registrant. An aggregate of 1,350,000 shares of the Registrant's common stock issuable pursuant to the Awards Plan have previously been registered on Form S-8, Registration No. 33-75814, filed February 28, 1994, and Form S-8, Registration No. 333-13137, filed October 1, 1996, and the contents of both such registration statements are incorporated by reference except as revised herein. On August 1, 1997, the Registrant's Board of Directors amended the Awards Plan to further increase the number of shares issuable thereunder by 375,000, from 1,350,000 shares to 1,725,000 shares, and on August 11, 1997, amended the Awards Plan to establish 500,000 shares as the maximum number of derivative securities and shares of common stock that may be granted to any one participant in any calendar year. Both such amendments were adopted subject to stockholder approval, which was obtained at the Registrant's Annual Meeting of Stockholders held on September 23, 1997. Pursuant to General Instruction E of Form S-8, this registration statement registers the additional 375,000 shares issuable under the Awards Plan.

Item 3.  Incorporation of Documents by Reference.

        The following documents are incorporated herein by reference:

        (a) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-75814) as filed with the Securities and Exchange Commission (the "Commission") on February 28, 1994;

        (b) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-13137) as filed with the Commission on October 1, 1996;

        (c) The Registrant's Annual Report on Form 10-K for its fiscal year ended March 29, 1998, filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on June 17, 1998;

        (d) The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended June 28, 1998, filed with the Commission under the Exchange Act on August 11, 1998;

        (e) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (c) above;

        (f) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 10 (Commission file number 0-23298) filed with the Commission under the Exchange Act on February 15, 1994;

        (g) The description of the Rights to Purchase Series A Junior Participating Preferred Stock (the "Rights") and of the Series A Junior Participating Preferred Stock, par value $0.001 per share, that is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on June 19, 1996, including any amendment or report filed for the purpose of updating that description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers.

        (a) Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Section 145 of the Delaware General Corporation law permits indemnification by the corporation of its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with actions or proceedings against them if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. Section 145 provides that no indemnification may be made, however, without court approval, in respect of any claim as to which the officer or director is adjudged to be liable to the corporation. Such indemnification provisions of Delaware law are expressly not exclusive of any other rights which the officers or directors may have under the corporation's by-laws or agreements, pursuant to the vote of stockholders or disinterested directors or otherwise.

        (b) The Restated Certificate of Incorporation of the Registrant provides that the Registrant will, to the maximum extent permitted by law, indemnify each of its officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the Registrant. The Company also carries directors and officers liability insurance.

        (c) The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 8. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

        Number               Description
        ------               -----------

         4.1          Stock Awards Plan, As Amended (the "Awards Plan").

         4.2          Employee Stock Purchase Plan.

         5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

        23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

        23.2          Consent of KPMG Peat Marwick LLP, independent auditors.

        24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9. Undertakings.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 30th day of October, 1998.

                                         QLOGIC CORPORATION



                                          By: /s/  Thomas R. Anderson
                                              ----------------------------------
                                              Thomas R. Anderson
                                              Vice President and Chief
                                              Financial Officer

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of QLogic Corporation, do hereby constitute and appoint H.K. Desai and Thomas R. Anderson, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                TITLE                              DATE
              ---------                                -----                              ----


         /s/   GARY LIEBL                  Chairman of the Board of Directors        October 28, 1998
--------------------------------------
               GARY E. LIEBL



         /s/   H.K. DESAI                  President and Chief Executive Officer     October 28, 1998
--------------------------------------     (Principal Executive Officer)
               H.K. DESAI



         /s/   THOMAS R. ANDERSON          Vice President and Chief Financial        October 28, 1998
--------------------------------------     Officer (Principal Financial and
               THOMAS R. ANDERSON          Accounting Officer)



         /s/   MICHAEL R. MANNING          Secretary and Treasurer                   October 28, 1998
--------------------------------------
               MICHAEL R. MANNING

              SIGNATURE                                TITLE                              DATE
              ---------                                -----                              ----



         /s/   JAMES A. BIXBY              Director                                  October 28, 1998
--------------------------------------
               JAMES A. BIXBY



         /s/   CAROL L. MILTNER            Director                                  October 28, 1998
--------------------------------------
               Carol L. Miltner



         /s/   GEORGE D. WELLS             Director                                  October 28, 1998
--------------------------------------
               GEORGE D. WELLS

                                  EXHIBIT INDEX

                                                                                Sequential
        Number               Description                                        Page Number
        ------               -----------                                        -----------

         4.1          Stock Awards Plan, As Amended

         4.2          Employee Stock Purchase Plan

         5.1          Opinion of Stradling Yocca Carlson & Rauth, a Professional
                      Corporation, Counsel to the Registrant.

        23.1          Consent of Stradling Yocca Carlson & Rauth, a Professional
                      Corporation (included in the Opinion filed as Exhibit
                      5.1).

        23.2          Consent of KPMG Peat Marwick LLP, independent auditors.

        24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).